Exhibit 10.02
REPLACEMENT SECURED PROMISSORY NOTE

$8,000,000.00	Phoenix, Arizona June 27, 2007
     1. FOR VALUE RECEIVED, MATRIXX INITIATIVES, INC., a Delaware corporation (“Matrixx”), and ZICAM, LLC, an Arizona limited liability company (“Zicam”, together with Matrixx, the “Makers”), jointly and severally promise to pay to the order of COMERICA BANK, a Michigan banking corporation (“Payee”), on or before the Revolving Loans Maturity Date, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), or such lesser sum as shall equal the aggregate outstanding principal amount of the Revolving Loans made by Payee to Makers pursuant to the Agreement (as defined below).
     2. Makers promise to make principal reduction payments on the outstanding principal balance hereof in the amounts and on the dates specified in the Agreement. Makers further promise to pay interest from the date of this Replacement Secured Promissory Note (this “Note”), in like money, on the aggregate outstanding principal amount hereof at the rates and on the dates provided in the Agreement. All computations of interest shall be in accordance with the provisions of the Agreement.
     3. Makers hereby authorize Payee to record in its books and records the date and amount of each Loan, and of each payment of principal made by Makers, and Makers agree that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; provided, however, any failure by Payee to make such notation with respect to any Loan or payment thereof shall not limit or otherwise affect Makers’ obligations under the Agreement or this Note.
     4. Upon the occurrence and during the continuance of an Event of Default, in addition to and not in substitution of any of Payee’s other rights and remedies with respect to such Event of Default, the entire unpaid principal balance of the Loans shall bear interest at the Base Lending Rate plus three hundred (300) basis points. In addition, interest, Expenses, the Fees, and other amounts due hereunder not paid when due shall bear interest at the Base Lending Rate plus three hundred (300) basis points until such overdue payment is paid in full.
     5. If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth (10th) day after the date such payment is due, in addition to and not in substitution of any of Payee’s other rights and remedies with respect to such nonpayment, Makers shall pay to Payee, a late payment fee (“Late Payment Fee”) equal to five percent (5%) of the amount of such overdue payment. The Late Payment Fee shall be due and payable on the eleventh (11th) day after the due date of the overdue payment with respect thereto.
     6. Makers shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to Payee at Payee’s office located at Phelps Dodge Tower, 1 North Central Avenue, Suite 1000, Phoenix, Arizona 85004-4469, Attention:

William J. Kirschner; or to such other address as Payee may from time to time specify by notice to Makers in accordance with the terms of the Agreement.
     7. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no principal balance outstanding, Payee shall refund to Makers such excess.
     8. Maker and Payee entered into that certain Amended and Restated Credit Agreement dated as of September 27, 2005, and that certain Amendment Number One to Amended and Restated Credit Agreement and Waiver dated as of March 9, 2006, which concurrently herewith will be amended, supplemented, or otherwise modified by that certain Amendment Number Two to Amended and Restated Credit Agreement dated as of even date herewith (as may be at any time hereafter amended, supplemented, or otherwise modified or restated, the “Agreement”), by and between Makers, as Borrowers, and Payee, and is governed by the terms thereof. This Note is the “Note” issued pursuant to the Amendment Number Two to Amended and Restated Credit Agreement. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity hereof upon the terms and conditions specified in the Agreement. This Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part by Payee pursuant to the terms of the Agreement.
     9. This Note is secured by the Liens granted to Payee under the Loan Documents.
     10. Makers hereby waive presentment for payment, notice of dishonor, protest and notice of protest.
     11. (a) THE VALIDITY OF THIS NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT PAYEE’S OPTION, IN THE COURTS

OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. MAKERS AND PAYEE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NOW CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.
          (c) MAKERS AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. MAKERS AND PAYEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     12. This Note replaces that certain Amended and Restated Secured Promissory Note, dated September 27, 2005, in the amount of $4,000,000, made by Makers to the order of Payee (the “Prior Note”). Nothing herein contained shall be construed as a substitution or novation of the obligations of Makers outstanding under the Prior Note, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith. This Note and the Prior Note shall constitute a single ongoing obligation.
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     IN WITNESS WHEREOF, each Maker has duly executed this Note as of the date first above written.

MATRIXX INITIATIVES, INC., a Delaware corporation

By:	/s/ William J. Hemelt

Name:	WILLIAM J. HEMELT
Title:	CFO/EVP

ZICAM, LLC, an Arizona limited liability company

By:	/s/ William J. Hemelt

Name:	WILLIAM J. HEMELT
Title:	MANAGER/CFO

By:

Name:

Title:

Replacement Secured Promissory Note

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